Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

CROWLEY MARITIME CORPORATION

at

$2,990 Net Per Share

by

CROWLEY NEWCO CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON FRIDAY, APRIL 20, 2007, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

March 19, 2007

To Our Clients:

Crowley Newco Corporation, a Delaware corporation (the “Purchaser”), hereby offers to purchase all the outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), of Crowley Maritime Corporation, a Delaware corporation (“Crowley Maritime”), at $2,990 per share, net to the seller, in cash (the “Offer”), upon the terms and subject to the conditions set forth in the offer to purchase (the “Offer to Purchase”) and in the related blue letter of transmittal (the “Letter of Transmittal”) enclosed herewith.

WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES OF COMMON STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all shares of Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer price is $2,990 per share of Common Stock, net to you in cash, without interest thereon.

2.	The Offer is being made for all of the outstanding shares of Common Stock not beneficially owned by the Purchaser.

3.
The board of directors (the “Board of Directors”) of Crowley Maritime has established a special committee (the “Special Committee”) of independent directors to consider and recommend to the full Board of Directors the actions it should take in connection with the Offer. The Special Committee has reviewed the Offer and (i) determined that the Offer is fair to and in the best interests of the Unaffiliated Stockholders (as defined in the Offer to Purchase), and (ii) recommended to the Board of Directors that it recommend that the Unaffiliated Stockholders accept the Offer and tender their shares of Common Stock. The Board of Directors, based upon that recommendation, (a) determined that the Offer is fair to and in the best interests of the Unaffiliated Stockholders, and (b) recommended that the Unaffiliated Stockholders accept the Offer and tender their shares of Common Stock.

4.	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 20, 2007, UNLESS THE OFFER IS EXTENDED.

5.
The Offer is conditioned upon, among other things, (1) Court of Chancery in the State of Delaware approving the settlement of Franklin Balance Sheet Investment Fund v. Crowley, dismissing the lawsuit and the time for appeal of the court’s approval having expired, (2) there being validly tendered and not withdrawn prior to the Expiration Date of the Offer a number of shares of Common Stock that constitute (a) a majority of the shares of Common Stock outstanding on the Expiration Date of the Offer that are beneficially owned by the Unaffiliated Stockholders and, (b) together with shares of Common Stock beneficially owned by the Purchaser, at least ninety-five percent (95%) of the total number of shares of Common Stock outstanding on the Expiration Date of the Offer, as each such condition is more fully described in the Offer to Purchase. The Offer is also subject to other important terms and conditions. See “The Tender Offer—Section 13. Certain Conditions to the Offer” in the Offer to Purchase.

6.
Tendering stockholders who are the record owner of their shares of Common Stock will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 8 of the Letter of Transmittal, transfer taxes on the purchase of shares of Common Stock by the Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 7 of the Letter of Transmittal. In addition, if you own your shares of Common Stock through a broker or other nominee, and your broker or nominee tenders your shares of Common Stock on your behalf, they may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

7.
In all cases, payment for shares of Common Stock tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by Registrar and Transfer Company (the “Depositary”) of (i) the certificates evidencing such shares of Common Stock or timely confirmation of a book-entry transfer of such shares of Common Stock into the Depositary’s account at The Depository Trust Company, (ii) the Letter of Transmittal (or a photocopy thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and (iii) any other required documents. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

The Offer is being made for all of the outstanding shares of Common Stock. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares of Common Stock pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Common Stock in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES OF COMMON STOCK, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN YOUR INSTRUCTIONS. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock

of

CROWLEY MARITIME CORPORATION

by

CROWLEY NEWCO CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated March 19, 2007, and the related letter of transmittal in connection with the offer by Crowley Newco Corporation, a Delaware corporation, to purchase all the issued and outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), of Crowley Maritime Corporation, a Delaware corporation (the “Offer”).

This will instruct you to tender the number of shares of Common Stock indicated below (or, if no number is indicated below, all shares of Common Stock) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares of Common Stock To Be Tendered: _________shares*

Dated: _________2007

SIGN HERE

Signature(s)

Please type or print name(s)

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Area Code and Telephone Number

Taxpayer Identification or Social Security Number

* Unless otherwise indicated, it will be assumed that all shares of Common Stock held by us for your account are to be tendered.